EXHIBIT 10.4

              MANAGEMENT SERVICES AGREEMENT DATED JANUARY 1, 2000



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                       THIS MANAGEMENT SERVICES AGREEMENT
                                 made as of this
                            1st day of January, 2002

                                 B E T W E E N:
                                 "I-Track", Inc.
                           a corporation incorporated
                      under the laws of the State of Nevada
                                (the "Princple")

                                OF THE FIRST PART

                                       and

                          AVL INFORMATION SYSTEMS LTD.
                           a corporation incorporated
                    under the laws of the Province of Ontario
                               (the "Contractor")

                               OF THE SECOND PART

WHEREAS the Principal manufactures event based automatic vehicle location and wireless information systems through its wholly owned U.S. subsidiary, AVL Information Systems Inc.

AND WHEREAS the Principal desires to have he management and acquisition work and other related research and development work carried out by and/or under the supervision of the Contractor who will provide management effort and who will perform the actual management, acquisition and research work if any;

AND WHEREAS the Contractor is prepared to undertake this work upon the terms and conditions following, namely;

     1. For the sum of $2500.00 per month, due and payable on the last day of each month,
     2.    Supply manpower
     3.    Supply equipment and premises
     4.    any other miscellaneous expertise requested

NOW THEREFORE in consideration of the sum of $1.00 now paid by the Principal to the Contractor and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the Principal hereby agrees with the Contractor as follows:



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1. The Contractor shall perform general management and research and development management within the program herein before defined as directed by the principal from time to time and to the extent the work so directed is paid for by the Principal as provided in clause 3 below and in accordance with agreed budget.

2. It is understood that the Principal shall outline the program objectives by directions from time to time, but that the Contractor shall have the broadest discretion to determine the precise work to be undertaken to achieve the desired results, to select all subcontractors, engineers and consultants of all types and generally supervise the work.

3. Prior to undertaking any work, the Contractor may require the Principal to prepay to the Contractor a sum equal to all or part of the estimated cost of such work. The Principal shall not be obliged to make a progress payment until it has received invoices from the Contractor for an amount aggregating the total of all prior progress payments made to the Contractor by the Principal hereunder.

4. All the results of the management work and all research and development findings, including data, information, specifications patents and/or patent applications and other intangible but relevant work product developed by the contractor pursuant to this Agreement and paid for by the Principal shall become the exclusive property of the Principal and to the extent that the principal has paid for them.

5. The Contractor shall furnish project status reports as requested by the Principal, but not more frequently than monthly. These reports shall be in such detail as the Principal may reasonably request.

6. The Contractor shall keep and maintain adequate records, books and files to enable it to furnish complete and accurate information regarding all aspects of its work hereunder.

7. The parties agree that the Contractor is retained hereunder as an independent contractor and shall accordingly comply with all legal and financial obligations necessary to preserve its status as such. The Principal shall in no circumstances be liable to third parties for any charges, payment taxes, deposits, contributions or other obligations of the Contractor, and the Contractor hereby indemnifies the Principal and holds it harmless from any and all liabilities, including legal fees, costs and penalties, arising from the assertion by third parties of any claims against the Contractor.

8. The provisions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, devisees, legatees, personal representatives successors or assigns.

9. All questions with respect to the construction of this Agreement and the rights and liabilities of the parties hereto shall be governed by the laws of the Province of Ontario. IN WITNESS WHEREOF THE parties hereto have executed this Agreement as of the date and year first written above.